Exhibit 99.1

Minority Equality Opportunities Acquisition Inc. Announces Separate Trading of its Class A Common Stock and Warrants, Commencing October 18, 2021

Waxahachie, Texas – October 15, 2021 – Minority Equality Opportunities Acquisition Inc. (Nasdaq: MEOAU) (the “Company”) announced that, commencing October 18, 2021, holders of the units sold in the Company’s initial public offering may elect to separately trade shares of the Company’s Class A common stock (“Class A Common Stock”) and warrants included in the units. The Class A Common Stock and warrants that are separated will trade on the Nasdaq Capital Market (“Nasdaq”) under the symbols “MEOA” and “MEOAW,” respectively. Those units not separated will continue to trade on Nasdaq under the symbol “MEOAU.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into shares of Class A Common Stock and warrants.

The units were initially offered by the Company in an underwritten offering. Maxim Group LLC acted as sole book-running manager for the offering. A registration statement relating to the units and the underlying securities became effective on August 25, 2021.

The public offering was made only by means of a prospectus, copies of which may be obtained by contacting Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York 10022, at (212) 895-3500, or by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Minority Equality Opportunities Acquisition Inc.

Minority Equality Opportunities Acquisition Inc. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, organized under the laws of Delaware and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. While the Company may pursue an initial business combination target in any business, industry or geographical location, it intends to focus its search on transactions with companies that are Minority Owned Businesses, such that, immediately following the completion of its initial business combination, the combined company would qualify as a Minority Controlled Business. In general, a “Minority Owned Business” is a business at least 51% of the equity ownership interest in which is owned by one or more minority individuals who are United States citizens or legal resident aliens and both the management and daily business operations of which are exercised by one or more minority individuals (with a minority group member being an individual who is at least 25% Asian-Indian, Asian-Pacific, Black, Hispanic or Native American), and a “Minority Controlled Business” is a business that would qualify for certification as a “minority business enterprise” by the National Minority Supplier Development Council, Inc.

Forward-Looking Statements:

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated trading of the Company’s Class A common stock and warrants and search for an initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s prospectus for its initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact: Andre Showell Cover Communications media@covercomm.com T: 202.669.3544 O: 202.833.9400